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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: October 1, 1996
                        (Date of earliest event reported)




                             OPEN PLAN SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


      Virginia                     0-20743                      54-1515256
(State or other jurisdiction     (Commission                   (IRS Employer
of incorporation)                File Number)               Identification No.)


4299 Carolina Avenue,
Building C
Richmond, Virginia                                                23222
(Address of principal executive                                (Zip Code)
 offices)



                                 (804) 228-5600
              (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets.

         On October 1, 1996, Open Plan Systems, Inc. (the "Company") acquired all of the outstanding capital stock of Immaculate Eagle, Inc., d/b/a TFM Total Facilities Management and TFM Remanufactured Office Furniture ("TFM"), for an aggregate purchase price of $5,250,000 payable in cash and stock (the "Acquisition"). TFM, a privately-held regional remanufacturer of office workstations based in Lansing, Michigan, specializes in the remanufacture of panel systems produced by Haworth, Inc., the nation's third largest manufacturer of new office workstations.

         The financing for the Acquisition consisted of $3,937,500 in cash, a portion of which was derived from the net proceeds of the Company's initial public offering completed in June 1996, and 87,500 shares of the Company's Common Stock, no par value, with an agreed upon value of $1,312,500 or $15.00 per share. The entire amount of the purchase price was paid to Paul A. Covert and Todd A. Thomann as the former holders of all of the capital stock of TFM.

         The 87,500 shares issued by the Company in connection with the transaction will be held in escrow pursuant to an Escrow Agreement for a period of two years (until October 1, 1998) as security for the indemnification obligations of the former shareholders of TFM under the terms of a Stock Purchase Agreement, dated September 24, 1996, entered into between the Company, TFM, the former stockholders of TFM and Siimon, Inc. (the "Stock Purchase Agreement"). If the closing sales price of the Company's Common Stock on October 1, 1998 is less than $15.00 per share (subject to certain adjustments), the Company will make a cash payment to the former shareholders of TFM equal to the difference between the closing sales price on that date and $15.00, reduced by any offset necessary to satisfy indemnification claims made by the Company.

         The Company expects that TFM, as a wholly owned subsidiary of the Company, will continue to remanufacture Haworth panel systems and workstations under the name of TFM for the foreseeable future.

         The description of the Acquisition set forth herein is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired

         The Company is a "small business issuer" as defined under Rule 12b-2 of the Securities Exchange Act of 1934. Pursuant to General Instruction C.3 of Form 8-K, the Company is directed to provide the information required by Item 310 of Regulation S-B in lieu of the financial information required by Item 7 of Form 8-K. However, audited financial statements of TFM for the two years ended December 31, 1995 are not available, nor are unaudited financial statements prepared in accordance with generally accepted accounting principles.

(b)      Pro Forma Financial Information

         The Company is a "small business issuer" as defined under Rule 12b-2 of the Securities Exchange Act of 1934. Pursuant to General Instruction C.3 of Form 8-K, the Company is directed to provide the information required by Item 310 of Regulation S-B in lieu of the financial information required by Item 7 of Form 8-K. However, audited financial statements of TFM for the two years ended December 31, 1995 are not available, nor are unaudited financial statements prepared in accordance with generally accepted accounting principles. As a result, it is impracticable for the Company to provide the pro forma financial information required by Item 310(d) of Regulation S-B.

(c)      Exhibits
         2.1 Stock Purchase Agreement, dated September 24, 1996, between Open Plan Systems, Inc., Immaculate Eagle, Inc., Paul A. Covert, Todd A. Thomann and Siimon, Inc.




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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   OPEN PLAN SYSTEMS,  INC.
                                                 (Registrant)


                                   By: /s/ Gary M. Farrell
                                       ---------------------------------------
                                         Gary M. Farrell
                                         Chief Financial Officer and Secretary

Dated:  October 15, 1996





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                                  EXHIBIT INDEX


Item No.                                             Description

    2.1 Stock Purchase Agreement, dated September 24, 1996, between Open Plan Systems, Inc., Immaculate Eagle, Inc., Paul A. Covert, Todd A. Thomann and Siimon, Inc.